Joint Filer Information

Names:
Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P.,

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Avalanche Biotechnologies, Inc. [AAVL]

Date of Event Requiring Statement:	July 30, 2014

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P. , Deerfield Private Design Fund III, L.P.,  Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Avalanche Biotechnologies, Inc.
DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact